UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 11, 2022

SMART GLOBAL HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Cayman Islands	001-38102	98-1013909
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Maples Corporate Services Limited

P.O. Box 309

Ugland House

Grand Cayman

(Address of Principal Executive Offices)

KY1-1104

Cayman Islands

(Zip Code)

(510) 623-1231

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.03 par value per share	SGH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07	Submission of Matters to a Vote of Security Holders.

SMART Global Holdings, Inc. (the “Company”) held its 2022 Annual Meeting of Shareholders (the “Annual Meeting”) on February 11, 2022. At the Annual Meeting, the Company’s shareholders voted on the following proposals and cast their votes as follows:

Proposal No. 1: Election of two Class II directors to the Company’s Board of Directors (the “Board”), each to serve until the Company’s 2025 annual meeting of shareholders and until their respective successors are duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. Each director nominee was elected a Class II director of the Company as set forth below:

Nominee	For	Against	Abstain	Broker Non-Votes
Randy Furr	18,852,388	350,846	23,465	2,279,025
Penelope Herscher	19,116,350	87,342	23,007	2,279,025

Proposal No. 2: Ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2022. This proposal was approved as set forth below:

For	Against	Abstain	Broker Non-Votes
21,286,024	192,069	27,361	0

Proposal No. 3: Approval, by non-binding advisory vote, of the compensation paid by the Company to its named executive officers. This proposal was approved as set forth below:

For	Against	Abstain	Broker Non-Votes
10,933,536	8,250,467	42,696	2,279,025

Item 8.01	Other Events.

On February 11, 2022, following the Annual Meeting, the Board elected and appointed Penelope Herscher to serve as the Chair of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2022

	By:	/s/ Anne Kuykendall
Anne Kuykendall Vice President and General Counsel